Artwork & Beyond
                                                   19th Floor, 712 Fifth Avenue,
                                                        New York, NY, 10019-4108

Abrams & Company, P.C.
1 Huntington Quadrangle Suite #4S01
Melville, NY11747-4406

Monday, 15 November 2004

Dear Sir,

Please find enclosed a copy of the 8-K we intend to file regarding our change of auditors. If you are in disagreement with any detail therein please advise us.

Yours faithfully,


Magnus Gittins
Chief Executive Officer